Exhibit 1

Schedule of Group Members

OCM VoteCo, LLC

Ronald N. Beck

Stephen A. Kaplan

Sheldon Stone

John Frank

Richard Masson

Howard Marks

David Kirchheimer

Bruce A. Karsh